TECHNOLOGY CONSULTING AGREEMENT

This Agreement is entered into as of -----10th day of July, 2006 between Open Energy Corporation, a Nevada corporation (“OEC”) and Dr. Melvin Prueitt (“Contractor”).

WHEREAS, pursuant to the AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT for the Suncone™ CSP (Concentrating Solar Power) technology, dated 10th July, 2006, by and among OEC and Dr. Prueitt; and

WHEREAS, OEC wishes to retain the services of Dr. Prueitt to assist in the development and commercialization of Suncone™ CSP and technologies directly related to Suncone™ CSP for the production of renewable energy, the desalination of water, and related industrial applications (the “Field” herein); and

WHEREAS, Dr. Prueitt wishes to assist OEC in the development and commercialization of Suncone™ CSP technology;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1. Contractor’s Services.

1.1 Contractor agrees to act as a consultant for OEC and perform the services described in Exhibit 1.1 (“Services”) attached to this Agreement. The services described in Exhibit 1.1 shall be performed by Dr. Prueitt, who shall devote a minimum of twenty (20) hours per week in the performance of such Services.

1.2 During the term of this Agreement Contractor shall not be employed by, consult with or engage, directly or indirectly, in any business, as presently conducted or as presently proposed to be conducted involving Suncone™ CSP, without the expressed written consent of OEC.

1.3 Contractor will determine the method, details, and means of performing the Services, and will work with OEC’s development team to determine the scope, objectives and specific actions required to develop and/or commercialize the Suncone™ CSP technology.

2. Consideration for Termination of Royalty. As payment in full for the termination of the Minimum Royalties provided in the original Suncone™ CSP TECHNOLOGY LICENSE AGREEMENT, and by and pursuant to the AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT dated July 10, 2006, OEC shall deliver to Contractor 100,000 shares of OEC common stock, all of which shares shall be registered in conjunction with the Company’s next registration statement. This Technology Consulting Agreement does not require the delivery of an additional 100,000 shares of OEC common stock over and above the 100,000 shares delivered pursuant to the AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT.

3. Compensation.

3.1 Monthly Payments. Contractor shall be paid up to a maximum of $10,000 for each month that Services are provided in accordance with the terms of this Agreement and pursuant to the contents of a monthly invoice provided by Contractor to OEC.

4. Expenses. OEC shall reimburse Contractor for all reasonably necessary travel, entertainment, communications and other expenses incurred on behalf of OEC, subject to Contractors’ corporate policies on T&E expenses. Except for those expenses and other expenses which may be authorized and approved in writing by OEC prior to expenditure, Contractor shall assume and pay all the costs of providing the Services.

5. Term of Agreement. The Initial Term of this Agreement will expire on June 1, 2008. After the end of the Initial Term, the Agreement shall remain in full force and effect until it is terminated as provided in Section 6.

6. Termination.

6.1 Either party may terminate this Agreement, with or without cause effective at any time by giving 90 days written notice of termination.

6.2 If either party fails to perform or observe any term, covenant or undertaking in this Agreement to be performed or observed by it and such default continues for thirty calendar days after written notice of default given to the defaulting party by the non-defaulting party, the non-defaulting party may terminate this Agreement by giving written notification of termination to the defaulting party.

6.3 This Agreement terminates automatically on the occurrence of any of the following events:

6.3.1 Levy or execution against any material property of OEC, which levy or execution is not released or discharged within sixty (60) days; or

6.3.2 Appointment of a receiver for any material part of the property of OEC, assignment for the benefit of creditors by OEC, commencement of any proceeding under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, by or against OEC, which appointment, assignment or proceeding is not released, discharged or dismissed within sixty (60) days.

6.3.3 The death or disability of Contractor. For purposes of this Section 6.3.3, Disability is defined as Contractor's inability to perform the essential functions of the services as described herein as a result of a mental or physical disability.

6.4 Termination of this Agreement for any reason shall not, unless otherwise expressly provided in this Agreement, affect any obligations which, either expressly or from the context of this Agreement are intended to survive termination of this Agreement. Specifically, termination shall not affect the provisions of Exhibit 2.2 (Incentive Compensation Plan).

7. Relationship of the Parties.

7.1 Contractor enters into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Contractor look to OEC as a partner, an agent, a principal or an employer. Contractor shall not be entitled to any benefits accorded to OEC’s employees, including, but not limited to, worker’s compensation, medical or disability insurance, or vacation or sick pay.

7.2 Contractor shall pay, when and as due, any and all taxes incurred as a result of Contractor’s compensation, including estimated taxes, and shall provide OEC with proof of payment on demand. Contractor shall indemnify OEC upon demand for any claims, losses, costs, fees, liabilities, damages or injuries suffered by OEC arising out of Contractor’s breach of this Section.

7.3 So long as Contractor is fulfilling his responsibilities under this Agreement, Contractor may represent, perform services for, or be employed by any additional persons, or companies as it sees fit.

8. Contractor’s Representations and Indemnities.

8.1 Contractor represents that he has the qualifications and ability to perform the Services in a professional manner. Contractor shall be solely responsible for the performance of the Services.

8.2 Contractor shall and does hereby indemnify, defend and hold harmless OEC, and the officers, directors, and owners of OEC from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees and costs, that OEC may incur or suffer and that result from, or are related to any breach or failure of Contractor to perform any of the representations, warranties and agreements contained in this Agreement.

9. Ownership of Intellectual Property.

9.1 Contractor agrees that all right, title and interest in and to any patentable or non-patentable inventions, original works of authorship, derivative works, trade secrets, trademarks, copyrights, service marks, mask works, discoveries, patents, technology, designs, plans, reports, specifications, drawings, schematics, prototypes, models, developments, and all other information and items and all intellectual property rights related to Suncone™ CSP, are hereby irrevocably assigned to OEC free and clear of all liens and encumbrances as its sole and exclusive property.

9.2 Contractor acknowledges and agrees that any copyrightable works prepared by it, within the scope of the Services or arising from all prior services rendered to OEC on the Suncone CSP project, are “works for hire” under the Copyright Act and that OEC will be considered the author and owner of such copyrightable works.

9.3 Contractor agrees to maintain adequate and current written records, and will also disclose to OEC all information and records on developments within the Field. Contractor agrees to promptly disclose to OEC all information and records pertaining to any patentable or non-patentable inventions, original works of authorship, derivative works, trade secrets, trademarks, copyrights, service marks, mask works, discoveries, patents, technology, designs, plans, reports, specifications, drawings, schematics, prototypes, models, developments, and all other information and items and all intellectual property rights related thereto that it believes to be within the Field, and is conceived, developed, or reduced to practice by it (in whole or in part, either alone or jointly with others) during its engagement with OEC, as an independent contractor (such disclosure to be received in confidence). OEC shall determine if it is in fact within the Field and subject to assignment under Section 9.1.

9.4 Contractor agrees to assist OEC, at OEC’s expense, in every proper way to obtain and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections related to the Field in any and all countries, including the disclosure of all pertinent information and data, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers which OEC shall deem necessary to apply for and to assign or convey to OEC, its successors and assigns or nominees, the sole and exclusive right, title and interest in such rights and protections. If, after termination of this Agreement, any services are provided by Contractor pursuant to this Section 9.4 Contractor shall be compensated at its usual rate for such services.

9.5 Contractor has entered into or shall enter into Invention Assignment and Confidentiality Agreements with each of its employees, contractors and contract personnel on terms no less restrictive than those set forth herein with regard to Proprietary Information and inventions in the Field.

9.6 Contractor warrants that Contractor has good title to anything it conveys pursuant to this Agreement, and the right to assign rights to OEC free of any proprietary rights of any other party or any other encumbrance whatsoever. This is not a warranty of non-infringement.

9.7 Be it understood that upon the signing date of this document, the only intellectual property and patent rights developed by the Contractor that are owned by OEC are those that relate directly to the Suncone CSP. The Contractor has submitted to OEC documents that describe other inventions for first right of refusal by OEC. To date, OEC has not responded to those submissions in writing to state whether OEC is interested in those inventions. If OEC responds affirmatively, the rights to those inventions may become the property of OEC through appropriate license agreements.

10. Right of First Refusal to Intellectual Property.

10.1 Contractor hereby grants OEC a right of first negotiation and right of first refusal to developments in the Field. Contractor shall promptly notify OEC in writing of any such developments made by Contractor, and OEC shall have forty-five (45) days to determine whether or not it has an interest in the development. If OEC does have an interest, OEC will negotiate in good faith the terms and conditions for OEC to enter into a license agreement with Contractor relating to such developments. If Contractor makes any developments that are directly related to the Kinetic Pump, Contractor shall grant first right of refusal to Sustainable Resources, Inc., rather than to OEC. If Contractor makes any developments that are related directly to OTEC (Ocean Thermal Energy Conversion), Contractor shall grant first right of refusal to Sea Solar Power, LLC.

10.2 If the parties are unable to agree upon such terms within forty-five (45) days of initiating negotiations, Contractor shall then be free to enter into a license with third parties, or pursue other opportunities for the development.

11. Proprietary Information.

11.1 The written, printed, graphic, or electronically recorded materials furnished by OEC for use by Contractor are “Proprietary Information” and the property of OEC. Proprietary Information also includes, but is not limited to, inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, specific customer requirements, customer and potential customer lists, including information concerning OEC’s contractors, agents or divisions, and pricing information.

11.2 Contractor will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information or confidential information or know-how belonging to OEC, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. On termination of Contractor’s services to OEC, or at the request of OEC before termination, Contractor shall deliver to OEC all material in their possession relating to OEC’s business. The obligations concerning Proprietary Information extend to information concerning and belonging to customers and suppliers of OEC about whom Contractor may have gained knowledge as a result of performing the Services.

12. General Provisions.

12.1 Amendments. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by both parties.

12.2 Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforce ability of the remaining provisions, or portions of them, will not be affected.

12.3 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the engagement and compensation of Contractor, and supersedes all prior agreements and understandings relating to such matters (including the AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT dated March 17, 2005, and the TECHNOLOGY CONSULTING AGREEMENT dated August 20, 2005, and any other agreements between Dr. Prueitt, David Saltman, or Open Energy Corporation.

12.4 Headings. The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

12.5 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Nevada.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits itself to the exclusive jurisdiction of any Nevada State court, or Federal court sitting in Nevada, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Nevada State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Nevada State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Nevada State or Federal court.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.5.

12.6 Notice. All notices, requests or demands required or permitted to be given hereunder shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mail, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below, or as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within 24 hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.

If to OEC:	David P. Saltman, President & CEO Open Energy Corporation 514 Via de la Valle, Suite 200 Solana Beach, CA 92075 Attention: Chief Executive Officer

lf to Contractor:	Dr. Melvin Prueitt 161 Cascabel Los Alamos, NM

12.7 Counterpart and Facsimile Signatures. This agreement may be executed in several counterparts, either originally or by way of facsimile signature, all of which, collectively, shall constitute one agreement, binding on all of the parties hereto even if any party is not a signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first appearing above.

By: __________________________________ Dr. Melvin Prueitt Contractor	By: __________________________________ David Saltman, President & CEO, OEC

EXHIBIT 1.1

DESCRIPTION OF SERVICES

Services to be performed by the Contractor shall include the following:

1.	Serve as Senior Scientific Advisor to OEC;

2.	Work with the OEC team to develop and commercialize Suncone™ CSP;

3.	Assist in the identification and development of new renewable energy and water desalination and related Suncone™ CSP technologies;

4.	Advise on business and technical trends in the energy and water fields;

5.	Identify potential strategic alliances for product development, manufacturing, marketing and distribution of the commercial products.